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                                                                DAY RUNNER, INC.
                                                                    EXHIBIT 11.1

                                DAY RUNNER, INC.

         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES


                                                                               Years Ended June 30,
                                                                ---------------------------------------------------
                                                                      1997             1996             1995
                                                                ---------------------------------------------------
Net Income                                                          $ 12,548,000     $ 11,818,000      $ 7,978,000
                                                                ---------------------------------------------------

PRIMARY:

Weighted average shares outstanding                                    6,216,000        6,234,000        6,088,000

Additional shares from assumed exercise of options
   and warrants                                                        1,379,000        1,147,000          939,000

Shares assumed to be repurchased under the
   treasury stock method                                                (825,000)        (596,000)        (534,000)

NQ tax benefit                                                          (179,000)        (183,000)        (119,000)
                                                                ---------------------------------------------------

Total                                                                  6,591,000        6,602,000        6,374,000
                                                                ---------------------------------------------------

FULLY DILUTED:

Weighted average shares outstanding                                    6,216,000        6,234,000        6,088,000

Additional shares from assumed exercise of options
   and warrants                                                        1,379,000        1,147,000          953,000

Shares assumed to be repurchased under the
   treasury stock method                                                (669,000)        (543,000)        (527,000)

NQ tax benefit                                                          (240,000)        (201,000)        (128,000)
                                                                ---------------------------------------------------

Total                                                                  6,686,000        6,637,000        6,386,000
                                                                ---------------------------------------------------

EARNINGS PER SHARE:

Primary                                                                   $ 1.90           $ 1.79           $ 1.25
                                                                ---------------------------------------------------

Fully diluted                                                             $ 1.88           $ 1.78           $ 1.25
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